Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MTI Technology Corporation

     We have issued our report dated June 1, 2005 (except for Note 14, as to which the date is June 15, 2005), accompanying the consolidated financial statements and schedule included in the Annual Report of MTI Technology Corporation and subsidiaries, for the year ended April 2, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement of MTI Technology Corporation on Form S-8.

/s/ Grant Thornton LLP

Irvine, California
August 2, 2005